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                                                                   Exhibit 99.01

                        CONSENT OF NOMINEE FOR DIRECTOR

The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Celerity Group, Inc. Registration Statement on Form S-1 that the undersigned will be appointed as a director of Celerity Group, Inc. effective upon completion of the offering of common stock as contemplated in the Registration Statement.

Date: April 23, 2004

/s/ Daniel C. Rubin
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Daniel C. Rubin